                              EMPLOYMENT AGREEMENT

                                       FOR

                                JASON M. HARROLD



         This AGREEMENT (the "Agreement") is dated as of July 1, 2000, by and between OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Employer"), and Jason M. Harrold of 1118 Lafayette Avenue, Rocky Mount, NC (the "Employee").

         WHEREAS, the Employer desires to continue to employ the Employee as its Chief Operating Officer, Managed Care Services Division, and the Employee desires to render such services, each on the terms and conditions set forth below;

         WHEREAS, the Employer intends to promote the Employee to the position of President, Managed Care Services Division upon the effective date of the resignation of Sam Petteway;

         WHEREAS, the Employer considers the establishment, maintenance and continuity of qualified management to be essential to protecting and enhancing its best interests and the best interests of its shareholders;

         WHEREAS, the Employer has determined that it is in its best interest to enter into employment agreements with key management and executive personnel to enable the Employer to attract and retain qualified management;

         WHEREAS, the Employer believes that when a change in control is perceived as imminent, or is occurring, it should be able to receive and rely on disinterested advice from management regarding the best interests of the Employer without concern that



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


members of management might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring change in control, and the Employer also recognizes that the possibility of such a change in control could result in the departure of key management personnel to the detriment of the Employer;

         WHEREAS, the Employer has determined that it would be in its best interest to reinforce and encourage the continued attention and dedication of key members of the management of the Employer to their duties without financial or employment concerns arising from the possibility of a change in control and to enable such key employees to consider only the best interest of the shareholders in negotiating with respect to any such change in control; and

         WHEREAS, in furtherance of the above stated objectives, the parties desire to enter into this Agreement to set forth the terms and conditions for the employment relationships of the Employee and the Employer.

         NOW, THEREFORE, it is AGREED as follows:

         1. EMPLOYMENT. The Employer hereby employs the Employee as of July 1, 2000 (the "Commencement Date") and the Employee hereby accepts employment as of such date upon the terms and conditions set forth below.

         2.   SCOPE OF EMPLOYMENT.

                  (a) The Employee is hereby employed as Chief Operating Officer, Managed Care Services Division of the Employer as of the Commencement Date. In that capacity, the Employee shall be responsible for the operations of the Employer's Managed Care Services Division and other management services to the Employer of the type customarily performed by persons serving in such capacity or in any other executive



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

capacity. Upon the effective date of the resignation of Sam Petteway, the Employee shall be promoted to the position of President, Managed Care Services Division of the Employer. In such capacity, the Employee shall be responsible for oversight of the Employer's Managed Care Services Division and other management services to the Employer of the type customarily performed by persons serving in such capacity or in any other executive capacity. The Employee shall also perform such other duties as the Chief Executive Officer of the Employer may from time to time reasonably direct.

                  (b) The Employee shall maintain regular hours at the offices of the Employer in Rocky Mount, North Carolina or such other office(s) as the Employer shall from time to time designate. The Employee shall comply with all reasonable rules, regulations and overall policies established by the Employer.

                  (c) During the term of employment hereunder, the Employee shall devote the Employee's full professional time and best efforts to the business and affairs of the Employer and shall not engage in any outside business activities, except as may otherwise be agreed to in writing by the President, Managed Care Division or Chief Executive Officer of the Employer.

         3.    COMPENSATION.

                  (a) Base Salary. The Employer shall pay the Employee, during the term of this Agreement, a base salary at an annual rate of $150,000 (the "Base Salary"). Participation in deferred compensation, discretionary bonus, retirement and other employment benefit plans and in fringe benefits (including those described below) shall not reduce the Base Salary payable to the Employee. The Base Salary shall be reviewed



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


annually in conjunction with a performance review by the Employer and shall not be payable less than semimonthly.

                  (b) Bonuses. During the term of this Agreement, the Employee shall be entitled to such bonuses as may be authorized, declared and paid by Employer which such bonuses shall be targeted to provide an annual cash bonus of 40% of the Employee's Base Salary (the "Target Bonus"), subject to the achievement of target goals which will be provided in a plan established for each calendar year by the Board of Directors of the Employer or a Committee thereof. In addition, the Employee shall be eligible to receive an additional cash bonus, which may, in the aggregate and when combined with the 40% bonus described above, produce up to 100% of the Employee's Base Salary (the "Maximum Bonus") upon achievement of specified additional goals. These specified goals shall be established, in writing, on a year-to-year basis. For the year 2000, the Target Bonus and Maximum Bonus shall be established on the basis of calendar year 2000 target goals, but shall be reduced by 50% to account for the July 1 commencement date.

                  (c) Participation in Stock Incentive Plan. Employer will recommend to the Employer's Board of Directors that it grant Employee 45,000 stock option shares of Employer's Common Stock, in accordance with the Employer's Amended and Restated 1999 Performance Stock Program, as further amended from time to time (the "Program"). The Employer shall recommend that the exercise price for the stock option shares be the "Fair Market Value" (as such term is defined in the Program) of the Employer's Common Stock on the "Date of Grant" (as such term is defined in the Program).

         4.    BENEFITS, VACATIONS AND SEMINARS; SICK LEAVE.

                  (a) Benefit Programs and Expenses.

                      (1) The Employer shall provide the Employee with the benefits of its health insurance plans and such other benefits as the Employer may establish from time to time for the benefit of its full-time key management personnel.

                      (2) The Employer shall reimburse the Employee for the cost of pursuing post-graduate business or financial studies and/or acquiring additional professional qualifications all as previously approved by the Employer.

                      (3) The Employer shall pay the cost to the Employee of attending professional meetings or conventions, etc., as previously approved by the Employer.

                      (4) The Employer shall pay for the Employee's dues for membership in any professional, social or civic organization approved by the Employer.

                  (b) Paid Time Off (PTO).

                  The Employee shall be entitled to the greater of 15 PTO days per calendar year or the number of days that he becomes entitled to under the PTO policy applicable to the Employee, as such policy may be amended from time to time. The time of said PTO days shall be determined by consent of the parties hereto.


         5.    DISABILITY AND DISABILITY PAYMENTS.

                  (a) The Employer shall pay or reimburse (grossed up to account for federal and state income taxes) the Employee for long-term disability insurance covering total disability as defined in such long-term disability policy or policies, providing a combined maximum benefit of up to 60% of the sum of the Base Salary earned as of the date of total disability and the Target Bonus on such Base salary, subject to a ninety (90) day elimination period, and the longest reasonably available benefit period. In the event the Employee shall become partially or totally disabled (as defined in such long-term disability policy) for a period of not more than ninety (90) days, then, during the period of such partial or total disability, Employee shall be paid the compensation set forth in Paragraph 3 for such ninety
(90) day period. If available, the Employee may purchase additional coverage enhancements or riders at the Employee's own expense.

                  (b) Notwithstanding the provisions of Paragraph 7, the Employer may terminate the employment of the Employee effective at a time after the lapse of the ninety (90) day period referred to in Paragraph 5(a). If the Employee's employment is terminated by reason of disability, the Employee shall be entitled to the benefits set forth in Paragraph 5(a) and accelerated vesting of any stock options granted to the Employee, but no additional compensation or other benefits for any period after termination for disability.

         6. TERM. The initial term of employment under this Agreement shall commence on the Commencement Date and shall continue for an initial period of two (2) years from the Commencement Date. Thereafter, the term of employment shall be extended automatically for subsequent one (1) year terms on the same terms and conditions unless either party gives contrary written notice to the other party on or before the date that is six (6) months prior to the next anniversary date. References herein to the term of this Agreement shall refer to both such initial term and any additional or extended terms.



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


         7.    TERMINATION OF EMPLOYMENT.

                  (a) Termination by the Employer for Cause.

                      (1) The Employer may at any time terminate the Employee's employment with the Employer for cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause.

                      (2) The term "termination for cause" shall mean termination because of the Employee's dishonesty or willful misconduct in respect of the Employee's duties under this Agreement, conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude, or a breach of fiduciary duty, whether or not involving personal profit, in connection with the Employee's employment by the Employer.

                      (3) In determining whether a "termination with cause" has occurred, it shall be the Employer's burden to prove the alleged acts.

                  (b) Termination by the Employer Other Than For Cause. The Employer may at any time terminate the Employee's employment other than for cause by written notice; provided, however, that in the event of any such termination of employment other than for cause, the Employer shall make the payments provided in Paragraph 8(b).

                  (c) Termination by the Employee. The Employee may terminate the Employee's employment for any reason upon six (6) months' prior written notice to that effect delivered to the Employer, unless a shorter notice period is approved by the Chief Executive Officer of the Employer. The Employee agrees that if the Employee terminates the Employee's employment with the Employer under this Paragraph 7(c), the Employee shall devote the Employee's full professional time and best efforts to the business and affairs of the Employer during such six (6) month period; and the Employer agrees to continue to pay the Employee the Base Salary and any declared bonuses until the close of such period; provided, however, that if the Employee fails to devote the Employee's full professional time and best efforts to the business and affairs of the Employer during such six (6) month period, the Employer shall not be obligated to make any further payments under any provisions of this Agreement other than to make payments to the Employee of the Base Salary accrued prior to the Employee's breach of this Paragraph 7(c) and such bonuses allocated to the annual period prior to the date of such breach, when and in such amounts as are declared by the Board of Directors of the Employer or committee thereof. In the event of such breach, the Employer shall have the right to pursue all other remedies available at law or in equity. Notwithstanding anything to the contrary in the foregoing, nothing in this Paragraph 7(c) is intended to modify the Employee's obligations pursuant to paragraphs 10, 11 and 12 of this Agreement.

         8. PAYMENTS IN THE EVENT OF SEPERATION FROM SERVICE PRIOR TO CHANGE OF CONTROL.

                  (a) Death. Upon the death of the Employee, the Employee's Base Salary, prorated to the date of death, and such bonuses allocable to the annual period prior to the date of death, when and in such amounts as declared by the Board of Directors of the Employer or committee thereof, shall be paid to the Employee's named beneficiary, or if there be none then living, to the Employee's estate. In addition, the Employer shall, if it is commercially feasible, purchase insurance on the life of the Employee in the amount of one (1) times the Employee's Base Salary, with the proceeds payable to the Employee's estate.

                  (b) Compensation Benefits Upon Termination. In the event the Employee's employment is terminated for any reason other than for cause by the

Employer, the Employee shall be paid, as severance pay, an amount equal to twelve (12) months of Base Salary as a lump sum, and the benefits hereunder for such twelve (12 ) month period. In the event the Employee's employment is terminated for cause or if the Employee terminates the Employee's employment other than for cause or breaches Paragraph 10, 11 or 12 hereunder or if the Employee is receiving payment upon a change in control pursuant to Paragraph 14, no payments under this Paragraph 8(b) shall be made following such termination or breach.

         9. CONSENT TO INSURANCE PROCEDURES. The Employee agrees that the Employer may from time to time apply for and take out in its own name and at its own expense such life, health, accident or other insurance upon the Employee as the Employer may deem necessary or advisable to protect its interest hereunder. The Employee agrees to submit to any medical or other examination necessary for such purpose and to assist and cooperate with the Employer in procuring such insurance. The Employee agrees that the Employee shall have no right, title or interest in and to such insurance whether presently existing or hereafter procured.

         10. NONDISCLOSURE. The Employee shall not, during the term of this Agreement, or thereafter, without the express written consent of the Employer:
(a) disclose to any person, or permit any person to have access to, any information or knowledge whatsoever relating to the Employer, or to any successor entity thereto or its affiliates, business or affairs, obtained by the Employee while in the employ of the Employer, whether prepared by the Employee or others, to the extent such information or knowledge constitutes Confidential Information as defined below, (b) use any such Confidential Information except for the Employer's benefit, or (c) copy any papers, charts, documents or other records or remove them from the Employer's property, except as may be necessary in the performance of the Employee's duties hereunder. For purposes of this Agreement, the term "Confidential Information" shall include all patient information and charts, information regarding referring physicians and optometrists, hospital arrangements, suppliers and supplies, vendors, and other companies and individuals with whom the Employer has business relationships, any financial or budgetary records, and all other information and knowledge, rules, regulations and policies of the Employer, unless such information (1) was already known to the Employee at the time of the Employee's receipt thereof and the Employee can demonstrate such knowledge by the Employee's written records; (2) is or becomes publicly known through no act of the Employee; (3) is approved for release by written authorization of the Employer; or (4) is compelled by compulsory court process to disclose, provided that the Employee immediately notifies the Employer of such process and tenders the defense of such process to the Employer.

         11. COVENANT NOT TO COMPETE. In consideration of Employee being promoted to the position of President, Managed Care Services Division, of being granted certain stock options and for other valuable consideration, during the term of Employee's employment by the Employer and for a period of eighteen (18) months immediately following the termination of such employment (such period to be extended to include any period of violation or period of time required for litigation to enforce this covenant) (the "Non-Competition Period"), the Employee shall not, without the prior written consent of the Employer, render services directly or indirectly to any Conflicting Organization, except that employment may be accepted with a Conflicting Organization whose business



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


is diversified and which, as to part of its business, is not a Conflicting Organization; provided, that the Employer, prior to the acceptance of such employment, shall receive from such Conflicting Organization and from the Employee written reasonable assurances satisfactory to the Employer that the Employee will not render services directly or indirectly in competition with the Employer's managed eye care business. Without limiting the generality of the foregoing, it is understood and agreed that Employee may seek employment with an insurance carrier or HMO that includes eye care coverage as a part of its overall benefit offerings, provided the Employee does not render services directly or indirectly to a division or unit within such organization that offers managed eye care services to other insurers or HMOs. The term "Conflicting Organization", as used herein, means any individual or organization who or which is engaged in (1) the managed eye care business, (2) the optical buying group business or (3) the business of owning or managing the practice of ophthalmologists, optometrists, opticians, ambulatory surgery centers or refractive surgery facilities in the United States, or of providing services to such organizations. In the event the Employer sells or otherwise divests itself of its Managed Care Services Division, this Paragraph 11 shall not be construed to prevent the Employee from seeking employment with such divested business. The Employee similarly agrees that this Agreement may be assigned to any acquiror of Employer's Managed Care Services Division effective upon the divestiture of such business.


         12. ASSIGNMENT OF INVENTIONS. The Employee hereby assigns, and will promptly disclose and assign, to the Employer exclusively, all inventions, discoveries, improvements, devices, tools, machines, apparatuses, appliances, designs, practices, processes, methods, formulae, products, trade secrets, and the like (hereinafter collectively called "inventions"), whether or not patentable, which are directly or indirectly useful in or related to either the Employer's business or to that of any of its affiliated or managing entities, which the Employee shall make, originate, conceive or reduce to practice, either solely or jointly with others, during the term of the Employee's employment by the Employer or any of its affiliated or managing entities. The Employee further agrees that during and after the term of this Agreement, without charge to the Employer, the Employee will execute, acknowledge and deliver any and all papers and take any other reasonable actions necessary or helpful for the Employer to obtain patents for its own benefit on said inventions in any and all countries or to otherwise protect and secure the Employer's interests in said inventions; said patents, applications for patents and inventions to remain the property of the Employer whether patented or not.

         13. REMEDIES FOR BREACH. In the event of the Employee's breach or threatened breach of any provision of Paragraph 10, 11, or 12 hereof, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for breach of said paragraphs, or to enforce the specific covenants therein, or to obtain an injunction restraining the Employee from the continuation of such breach. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to it, including the recovery of damages from the Employee.

         14.   PAYMENTS UPON CHANGE IN CONTROL.

               (a)(i) If, during the one (1) year period following a Change in Control of the Employer (as defined in Paragraph 14(b) below), (A) the Employee's duties and responsibilities are materially diminished, or (B) the Employee's place of principal employment by the Employer is moved more than fifty (50) miles from such place of principal employment immediately prior to the Change in Control, or (C) the Employee's employment is terminated by the Employer other than for cause or by non-renewal of this Agreement;

                  (ii) Then in the event of the termination set forth in Paragraph 14(a)(i), the Employee shall be entitled to receive from the Employer, as a severance payment for services previously rendered to the Employer, a lump sum cash payment as provided for in Paragraph 14(a)(iii) below (subject to Paragraph 14(c) below) (the "Severance Payment"), and all outstanding stock options previously issued to the Employee shall vest and become immediately exercisable.

                  (iii) Subject to Paragraph 14(c) below, the amount of the Severance Payment provided shall equal twelve (12) months of the Base Salary. The Severance Payment shall not be reduced by any compensation that the Employee may receive from other employment with another employer after termination of the Employee's employment with the Employer.

                  (b) A "Change in Control of the Employer", for purposes of this Agreement, shall be deemed to have taken place, if:

                      (i) any person becomes the beneficial owner of fifty-one percent (51%) or more of the total number of voting shares of the Employer; or

                      (ii) any person has commenced a tender or exchange offer to acquire beneficial ownership of fifty-one percent (51%) or more of the total number of voting shares of the Employer; or



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


                      (iii) less than two-thirds of the total membership of the Board of Directors of the Employer shall be Continuing Directors. For purposes of this Paragraph 14(b), a Continuing Director shall mean any member of the Board of Directors of the Employer who was a member of a Board as of the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not a person described in Paragraphs 14(b)(i) or (ii) or an Affiliate or Associate of such a person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. As used herein, "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof (the "Exchange Act"). For purposes of this Paragraph 14(b), a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act.

                  (c) Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between the Employee and the Employer, except an agreement, contract, or understanding entered into that expressly modifies or excludes application of this Paragraph 14(c (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Employer for the direct or indirect provision of compensation to the Employee (including groups or classes of Participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit

Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments and benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement to be deemed to be a Parachute Payment.


         15. AMENDMENT OR ADDITIONS. No Amendments or additions to this Agreement shall be binding unless in writing and signed by all of the parties hereto. The prior approval by the Employer's Chief Executive Officer shall be required to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or take any other action under this Agreement, including any termination of employment with or without cause.

         16. CONTINUED ENFORCEABILITY AFTER CHANGE IN OWNERSHIP; ENFORCEABILITY AGAINST SUCCESSORS AND TRANSFEREES. The parties intend that this Agreement shall continue to be a legally valid, binding agreement, enforceable in accordance with its terms, notwithstanding a change in the ownership of the Employer, including, without limitation, a sale of substantially all of the Employer's assets, merger or consolidation of the Employer, whether or not the Employer is the surviving entity, and a sale of voting control of the Employer; and may be assigned to the Employer. The parties agree that any transferee of all or substantially all of the assets of the Employer or surviving or resulting entity, as the case may be, shall be subject to the obligations of the Employer hereunder, whether such transfer occurs by merger, operation of law, or otherwise. The Employer agrees that before the consummation of any such transfer (other than a transfer whereby such obligations are assumed by operation of law) it will obtain the agreement of the transferee, enforceable by the Employee, to assume such obligations. No such transfer shall release the Employer of its obligations hereunder without the prior written consent of the Employee.

         17. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         18. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.



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


         19. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and together shall constitute one and the same instrument.

         21. PRIOR AGREEMENTS SUPERSEDED. Any prior agreement between the parties relating to the employment by the Employer (or any subsidiary or affiliate of the Employer) of the Employee, whether written or oral, is hereby replaced and superseded by this Agreement and shall be of no further force or effect after the date hereof.

         22. ATTORNEY'S FEES. In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its reasonable disbursements incurred in connection therewith, and for its reasonable attorneys fees incurred in connection therewith.

         23. WAIVER; CONSENTS. No consent or waiver, express or implied, by either party hereto to or of any breach or default by the other party in the performance by the other of its obligation hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other part in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of either party shall not be construed to waive or limit the need for such consent in any other subsequent instance.

         24. NOTICES. All notices, requests, and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt and seventy-two (72) hours after being placed in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the above parties as follows:



Employer:         OptiCare Health Systems, Inc.
                  87 Grandview Avenue
                  Waterbury, CT  06708
                  Attention:  General Counsel

Employee:         Jason M. Harrold
                  1118 Lafayette Avenue
                  Rocky Mount, North Carolina 27803


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                            Employer:

                                            OPTICARE EYE HEALTH SYSTEMS, INC.



ATTEST: Carmela Ciniglio            By:    /s/ Dean J. Yimoyines
       ----------------------          -----------------------------
                                        Dean J. Yimoyines, President


                                       /s/ Jason M. Harrold
                                       -----------------------------
                                       Employee




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